Exhibit 99.20


                      AMENDED AND RESTATED OPTION AGREEMENT

                 1996 Incentive Plan of Titan Exploration, Inc.
                          (Non-Qualified Stock Option)

         This Amended and Restated Option Agreement ("Agreement"), made and entered into effective as of [date] by and among Pure Resources, Inc., a Delaware corporation, as successor to Titan Exploration, Inc., a Delaware corporation (the "Company"), Unocal Corporation, a Delaware corporation ("Unocal") and (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the 1996 Incentive Plan of Titan Exploration, Inc. ("Plan")
was adopted by the Company, effective as of           ("Plan Date"), for the
benefit of certain corporate officers and key employees of the Company and its consolidated subsidiaries;

         WHEREAS, the Optionee and the Company had entered into an option agreement effective as of the date first set forth on Annex A (the "Prior Option Agreement"), and pursuant to such Prior Option Agreement, the Committee has granted to the Optionee Non-Qualified Stock Options to purchase shares of Common Stock, par value $0.01, of the Company ("Pure Shares") pursuant to the Plan and upon the terms set forth in the Prior Option Agreement (the "Pure Options"); and

         WHEREAS, as a result of certain modification to the Plan following the consummation of the merger of a subsidiary of Union Oil Company of California into the Company, effective as of October 29, 2002 (the "Merger"), the terms of the Prior Option Agreement and the Pure Options will be amended.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Optionee hereby agree as follows:

         1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan; and the following terms shall have the following meanings:

         Companies means the Company and any of its wholly-owned subsidiaries.

         Expiration Date means 6:00 P.M., Midland, Texas time, on the date (or dates, as the case may be) set forth on Annex A.

         2. Conversion of Options. Subject to the terms, conditions and provisions of the Plan and those hereinafter set forth, each Pure Options to purchase that number of Pure Shares as set forth under "Original Grant Number" on Annex A has been converted into an option to purchase that number of shares of the common stock, par value $1.00 of Unocal ("Shares") as set forth under "Adjusted Grant Number" on Annex A (the "Options"), subject to any future adjustment in accordance with the provisions of Section 7 of this Agreement.

         3. Option Price. The price to be paid by Optionee to Unocal for each Share purchased pursuant to the exercise of the Options ("Option Price") shall be the price set forth under "Adjusted Strike Price" on Annex A; provided, however, that the Option Price shall be subject to any future adjustment in accordance with the provisions of Section 7 of this Agreement.

         4. Vesting of Right to Exercise Option.

         (a) The right to exercise the Options is fully vested as of October 30, 2002. Optionee may exercise the Options, subject to the terms and conditions set forth herein, to purchase all or any portion of the Shares for which Optionee's rights have vested.

         (b) To the extent Optionee does not purchase all or any part of the Shares at the times the Options become exercisable, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Options terminate or expire.

         (c) If Optionee's employment is terminated on account of fraud or dishonesty or other acts which the Board has determined are materially detrimental to the interests of the Company or a Subsidiary or Union Oil Company of California, the Options shall automatically terminate as of the date of such termination of employment.

         (d) If Optionee's employment is terminated voluntarily by Optionee, the Options may be exercised, but only within three months after such termination (if otherwise prior to the date of expiration of the Options), and not thereafter.

         (e) In the event of Optionee's termination of employment by reason of death or disability (within the meaning of Section 22(e)(3) of the Code), or by action of the Companies for reasons other than as specified in subsection (c) (and following such termination the Optionee is not immediately offered employment by Union Oil Company of California), the Options may be exercised by the person who acquires the Options by will or the laws of descent and distribution, or by Optionee (or the Optionee's legal guardian in the event one is appointed as a result of Optionee's disability), as the case may be, but only within the first to occur of (i) the end of the one year period following the date of termination or (ii) the date of expiration of the Options, and not thereafter.

         5. Restrictions on Exercise. The right to exercise the Options shall be subject to the following restrictions:

         (a) No Fractional Shares. The Options may be exercised only with respect to full Shares.

         (b) Compliance with Law. The Options may not be exercised in whole or in part, and no Shares shall be issued nor certificates representing such Shares (if any) delivered pursuant to any exercise of the Options, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Shares shall not have been obtained or if such exercise or issuance would violate any applicable law.

         (c) Exercise by Optionee. The Options shall only be exercisable by the Optionee and by any transferee who has received such Options pursuant to Section 4(e).

         6. Exercise of Option.

         (a) Subject to the other terms and provisions of this Agreement, the Options shall be exercisable by written notice timely given to Unocal by the Optionee (the "Exercise Notice"), which notice (i) shall state the number of Shares that the Optionee then desires to purchase, and
         (ii) shall be accompanied by payment in full of the Option Price for each of such Shares. Unless Unocal and Optionee shall have made mutually acceptable alternative arrangements, payment of the Option Price shall be made in cash or by surrender of Shares owned by the Optionee (the "Payment Shares"), the aggregate Fair Market Value of which shall be credited against the Option Price; provided, however, that in lieu of actually tendering the Payment Shares, the Optionee may make a constructive exchange by relinquishing Shares ("Constructive Exchange") represented by the then exercisable portion of the Options hereby granted, as set forth in subsection (b) of this Section.

         (b) The Optionee shall notify Unocal in writing of any election to pay all or a portion of the Option Price using a Constructive Exchange (which notice may be included in the Exercise Notice). Such notice shall specify the portion of the Exercise Price which is to be paid by the Constructive Exchange. Upon receipt of such notice, Unocal shall compute the number of Shares deemed to be relinquished in the Constructive Exchange (the "Relinquished Shares") which shall be equal to (A) the portion of the Exercise Price which is to be paid by the Constructive Exchange, divided by (B) the Fair Market Value per Share. The Relinquished Shares shall be deemed to be constructively exchanged, and accordingly, Unocal shall issue to the Optionee a net number of Shares equal to (i) the number of Shares subject to the option exercise for which the Constructive Exchange is being exercised, less (ii) the Relinquished Shares. Upon any Constructive Exchange, the Options shall terminate as to the Relinquished Shares and the Company shall have no further obligation to issue and deliver any Relinquished Shares pursuant hereto.

         (c) Unless Unocal and Optionee shall make mutually acceptable alternative arrangements, at the time of exercise of the Options, the Optionee shall pay to Unocal (or the Company, if so directed by Unocal) any federal, state and local taxes required by law to be paid or withheld in connection with such exercise.

         7. Recapitalization or Reorganization; Adjustments.

         (a) The existence of the Options shall not affect in any way the right or power of Unocal to make or authorize any adjustment, recapitalization, reorganization or other change in Unocal's capital structure or its business, any merger or consolidation of Unocal, any issuance of additional securities by Unocal with priority over Shares or otherwise affecting Shares or the rights thereof, the dissolution or liquidation of Unocal or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) If Unocal subdivides its outstanding Shares into a greater number of Shares, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares then subject to the Options shall be proportionately increased. Conversely, if the outstanding number of Shares of Unocal are combined into a smaller number of Shares, the Option Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares then subject to the Options shall be proportionately reduced.

         8. Termination of Option. Unless terminated earlier pursuant to Section 4, the Options shall terminate upon the first to occur of the (i) the Expiration Date (for each such Option as set forth on Annex A), or (ii) the date on which Optionee purchases, or in writing surrenders his right to purchase, all Shares or other securities then subject to the Options.

         9. Restriction on Transfer of Option. The Options may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution. Any attempted transfer of the Options in violation of this provision shall be void and of no effect whatsoever.

         10. Certain Rights Incident to Divorce. If an interest in the Options is required by law to be transferred to a spouse of Optionee pursuant to an order of a court in a divorce proceeding (notwithstanding the provisions of Section 9 hereof), the Optionee shall nevertheless retain all rights with respect to the exercise of the Options and any interest of such spouse shall be subject to such rights of Optionee. In addition, if it is determined that the Optionee will be required to pay any taxes attributable to the interest of the spouse in the Options, any tax liability which is attributable to such spouse's interest shall be taken into account, and shall reduce such spouse's interest in the Options.

         11. Employment. Nothing in this Agreement shall confer upon Optionee any right to continue in the employ of the Companies, nor shall this Agreement interfere in any manner with the right of the Companies to terminate the employment of Optionee with or without cause at any time.

         12. Rights as a Shareholder. Optionee shall have no rights as a shareholder of Unocal with respect to any Shares covered by the Options until the exercise of the Options.

         13. Additional Documents. The Company, Unocal and the Optionee will, upon request of any of the other parties, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Shares pursuant to this Agreement.

         14. Representations, Warranties and Covenants of Optionee.

         (a) The Optionee acknowledges that the Options have not been registered under the Securities Act of 1933 or applicable state securities laws on the grounds that the issuance of the Options is exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Shares upon exercise of the Options, Unocal has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to Unocal or the Company. Accordingly, the Optionee represents and warrants to and covenants and agrees with Unocal and the Company that the Optionee is acquiring and will hold the Options for his own account for investment and not with a view to any sale or distribution of all or any part thereof

         (b) The Optionee agrees that the certificates representing the Shares or other securities purchased under the Options may bear such legend or legends as Unocal deems appropriate in order to assure compliance with applicable securities laws.

         (c) Optionee acknowledges that the value of the Options over their life will be speculative and uncertain, that there is no market for the Options and it is unlikely that any market will develop, and consequently, the Optionee may ultimately realize no value from the Options.

         15. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five (5) days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party's signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.

         16. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

         17. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         18. Gender. Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

         19. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

         20. Prior Option Agreement. This Agreement shall supercede the Prior Option Agreement, which shall be void and of no further force or effect.

         21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW).

         22. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                          TITAN EXPLORATION, INC.


500 West Texas                            By:
Suite 500                                    ----------------------------------
Midland, Texas  79701                        Name:
                                             Title:


                                          OPTIONEE



500 West Texas                            By:
Suite 500                                    ----------------------------------
Midland, Texas  79701                        Name:
                                             Title:

                                     ANNEX A


Name of Pure Option Holder:
                                    --------------------------------------------



Date of Prior Option Agreement:
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Original Grant Date    Original Grant     Original Strike     Adjusted Grant     Adjusted Strike     Expiration Date
                           Number              Price              Number              Price
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